FORM OF
                                  AMENDMENT TO
                         INVESTMENT MANAGEMENT CONTRACT

     This Amendment dated as of January 1, 2001, is to the Investment Management Agreement made as of October 30, 1992 and subsequently amended and restated on February 25, 1994 (the "Agreement") by and between Templeton Investment Counsel, Inc., a U.S. registered investment adviser and Florida corporation (the "Manager") and Templeton Global Opportunities Trust (the "Trust"). Witnesseth:

     Whereas, both Manager and Trust wish to amend the Investment Management Agreement;

     WHEREAS, the Manager merged into TEMPLETON INVESTMENT COUNSEL, LLC, a Delaware limited liability company, a successor entity, on January 1, 2001;


     Now, Therefore, in consideration of the foregoing premises, the parties hereto agree as follows:


     1. Manager's name is henceforth to be known as "Templeton Investment Counsel, LLC."


     2. All references to the Manager being a "Florida corporation" in the Agreement are hereby changed to a "Delaware limited liability company."

     IN WITNESS WHEREOF, this Amendment has been executed on behalf of each party as of the date set forth above.


                                        TEMPLETON INVESTMENT COUNSEL, LLC


                                        By:____________________________________
                                            Gary P. Motyl
                                            President

                                        TEMPLETON GLOBAL OPPORTUNITIES TRUST


                                         By:___________________________________
                                             Martin L. Flanagan
                                             President